EXHIBIT 10.75

               __________________________________

                        GOTTSCHALKS INC.
               __________________________________





________________________________________________________________
________________________________________________________________



                   LOAN AND SECURITY AGREEMENT

                      Dated: March 30, 1994


                          $ 35,000,000



________________________________________________________________
________________________________________________________________






               __________________________________

                 BARCLAYS BUSINESS CREDIT, INC.
               __________________________________

                        TABLE OF CONTENTS

Section                                                      Page

1.   GENERAL DEFINITIONS . . . . . . . . . . . . . . . . . . .  1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . .  1
     1.2  Accounting Terms . . . . . . . . . . . . . . . . . . 13
     1.3  Other Terms. . . . . . . . . . . . . . . . . . . . . 13
     1.4  Certain Matters of Construction. . . . . . . . . . . 13

2.   CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . 14
     2.1  Revolving Loans. . . . . . . . . . . . . . . . . . . 14
     2.2  Mandatory Payments of the Revolving Loans. . . . . . 15
     2.3  Manner of Borrowing Revolving Loans. . . . . . . . . 15
     2.4  Letters of Credit; LC Guaranties . . . . . . . . . . 16
     2.5  All Revolving Loans to Constitute One Obligation . . 16
     2.6  Loan Account . . . . . . . . . . . . . . . . . . . . 17
     2.7  Clean-Up Period. . . . . . . . . . . . . . . . . . . 17

3.   INTEREST, FEES, TERM AND REPAYMENT. . . . . . . . . . . . 17
     3.1  Interest, Fees and Charges . . . . . . . . . . . . . 17
     3.2  Term of Agreement. . . . . . . . . . . . . . . . . . 20
     3.3  Termination. . . . . . . . . . . . . . . . . . . . . 20
     3.4  Payments . . . . . . . . . . . . . . . . . . . . . . 22
     3.5  Application of Payments and Collections. . . . . . . 22
     3.6  Statements of Account. . . . . . . . . . . . . . . . 23
     3.7  Application of Deposit . . . . . . . . . . . . . . . 23

4.   COLLATERAL: GENERAL TERMS . . . . . . . . . . . . . . . . 23
     4.1  Security Interest in Collateral. . . . . . . . . . . 23
     4.2  Representations, Warranties and Covenants --
          Collateral . . . . . . . . . . . . . . . . . . . . . 24
     4.3  Lien Perfection. . . . . . . . . . . . . . . . . . . 25
     4.4  Location of Collateral . . . . . . . . . . . . . . . 25
     4.5  Insurance of Collateral. . . . . . . . . . . . . . . 25
     4.6  Protection of Collateral . . . . . . . . . . . . . . 26
     4.7  Audits and Appraisals. . . . . . . . . . . . . . . . 27

5    PROVISIONS RELATING TO ACCOUNTS . . . . . . . . . . . . . 27
     5.1  Representations and Warranties . . . . . . . . . . . 27
     5.2  Records and Schedules of Accounts. . . . . . . . . . 27
     5.3  Administration of Accounts.. . . . . . . . . . . . . 28
     5.4  Collection of Accounts and other Proceeds of
          Collateral . . . . . . . . . . . . . . . . . . . . . 28

6.   PROVISIONS RELATING TO INVENTORY. . . . . . . . . . . . . 29
     6.1  Representations, Warranties and Covenants. . . . . . 29
     6.2  Inventory Reports. . . . . . . . . . . . . . . . . . 29

7.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 29
     7.1  General Representations and Warranties . . . . . . . 29
     7.2  Reaffirmation. . . . . . . . . . . . . . . . . . . . 35
     7.3  Survival of Representations and Warranties . . . . . 35

8.   COVENANTS AND CONTINUING AGREEMENTS . . . . . . . . . . . 35
     8.1  Affirmative Covenants. . . . . . . . . . . . . . . . 35
     8.2  Negative Covenants . . . . . . . . . . . . . . . . . 40
     8.3  Specific Financial Covenants . . . . . . . . . . . . 45

9.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . 47
     9.1  Documentation. . . . . . . . . . . . . . . . . . . . 47
     9.2  Other Conditions . . . . . . . . . . . . . . . . . . 49

10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT . . . . 51
     10.1 Events of Default. . . . . . . . . . . . . . . . . . 51
     10.2 Acceleration of the Obligations. . . . . . . . . . . 54
     10.3 Remedies . . . . . . . . . . . . . . . . . . . . . . 54
     10.4 Remedies Cumulative; No Waiver . . . . . . . . . . . 56

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 56
     11.1 Power of Attorney. . . . . . . . . . . . . . . . . . 56
     11.2 Indemnity. . . . . . . . . . . . . . . . . . . . . . 57
     11.3 Modification of Agreement; Sale of Interest. . . . . 57
     11.4 Reimbursement of Expenses. . . . . . . . . . . . . . 58
     11.5 Indulgences Not Waivers. . . . . . . . . . . . . . . 59
     11.6 Severability . . . . . . . . . . . . . . . . . . . . 59
     11.7 Successors and Assigns . . . . . . . . . . . . . . . 59
     11.8 Cumulative Effects; Conflict of Terms. . . . . . . . 59
     11.9 Execution in Counterparts. . . . . . . . . . . . . . 59
     11.10 Notice. . . . . . . . . . . . . . . . . . . . . . . 60
     11.11 Lender's Consent. . . . . . . . . . . . . . . . . . 61
     11.12 Demand Obligations. . . . . . . . . . . . . . . . . 61
     11.13 Publicity . . . . . . . . . . . . . . . . . . . . . 61
     11.14 Time of Essence . . . . . . . . . . . . . . . . . . 61
     11.15 Entire Agreement. . . . . . . . . . . . . . . . . . 61
     11.16 Interpretation. . . . . . . . . . . . . . . . . . . 61
     11.17 GOVERNING LAW; CONSENT TO FORUM . . . . . . . . . . 62
     11.18 WAIVERS BY BORROWER . . . . . . . . . . . . . . . . 62

                        TABLE OF EXHIBITS


Exhibit A      BORROWER'S BUSINESS LOCATIONS

Exhibit B      JURISDICTIONS IN WHICH BORROWER IS AUTHORIZED TO
               DO BUSINESS

Exhibit C      CORPORATE NAMES

Exhibit D      PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Exhibit E      CAPITAL STRUCTURE

Exhibit F      CONTRACTS RESTRICTING BORROWER'S RIGHT TO INCUR
               DEBTS

Exhibit G      LITIGATION

Exhibit H      PENSION PLANS

Exhibit I      LABOR CONTRACTS

Exhibit J      CAPITALIZED LEASES

Exhibit K      OPERATING LEASES

Exhibit L      PERMITTED LIENS

Exhibit M      [INTENTIONALLY OMITTED]

Exhibit N      COMPLIANCE CERTIFICATE

Exhibit O      BORROWING BASE CERTIFICATE

Exhibit P      SCHEDULE OF DOCUMENTS

                   LOAN AND SECURITY AGREEMENT


          THIS LOAN AND SECURITY AGREEMENT is made this 30th day of March, 1994, by and between BARCLAYS BUSINESS CREDIT, INC. ("Lender"), a Connecticut corporation with an office at 1999 Harrison Street, Suite 1450, Oakland, California 94612, and GOTTSCHALKS INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 7 River Park Place East, Fresno, California 93720, with respect to the following facts:

                            RECITALS

     A.   Borrower and Wells Fargo Bank, National Association
("Wells"), are parties to that certain 1993 Amended and Restated
Credit Agreement dated as of August 26, 1993 (the "Wells
Agreement"), pursuant to which Wells has provided certain financial accommodations to, or for the benefit of, Borrower upon the terms and conditions set forth therein.

     B. Lender and Wells are parties to that certain Assignment and Acceptance dated as of March 30, 1994, pursuant to which Lender has purchased an assignment of the Revolving Facility (as defined in the Wells Agreement) and all of Wells' rights with respect thereto, upon the terms and conditions set forth therein.

     C. Borrower and Lender desire to amend and restate their respective obligations with respect to the Revolving Facility.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the above premises, and for other valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.   GENERAL DEFINITIONS

     1.1 Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Accounts - all accounts, credit card and charge card receivables, contract rights, chattel paper, instruments (including certificated securities) and documents of Borrower, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest, including all accounts arising from Borrower's private credit card sales.

          Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statements of Borrower supplied to Lender pursuant to Section 8.1(J), but excluding the following items, net of the applicable tax effect of each:

          (i) any gain or loss arising from the sale of capital assets;

          (ii) any gain or loss arising from any write-up or write-down of assets;

          (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

          (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

          (v) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

          (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower;

          (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

          (viii) any gain or loss arising from the acquisition of any Securities of Borrower; and

          (ix) any gain or loss arising from extraordinary or nonrecurring items.

     Adjusted Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets subsequent to January 30, 1993; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, licenses, franchises and other similar intangibles; (iv) good will, including any amounts, however designated on a Consolidated balance sheet of a Person and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person;
(v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and
(viii) Accounts, notes and other receivables due from Affiliates or employees.

     Adjusted Tangible Net Worth - at any date means a sum equal to:

          (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP,

                              MINUS

          (ii) the amount at which such Person's liabilities (other than capital stock and surplus and Subordinated Debt) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

     Affiliate - with respect to any Person, each Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of such Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     Agreement - this Loan and Security Agreement.

     Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of Revolving Loans owing by Borrower to Lender at the end of each day for each day during the month or portion thereof in question and by dividing such sum by the number of days in such month or portion thereof.

     Bank - Barclays Bank PLC.

     Borrower - Gottschalks Inc., a Delaware corporation.

     Borrowing Base - as at any date of determination thereof, an amount equal to:

          (i) the lesser of (A) $35,000,000 minus the face amount of any LC Guaranty or Letter of Credit issued by Lender or any of its Affiliates outstanding at such date, or (B) fifty percent (50%) of the value of Eligible Inventory at such date, calculated on a first-in, first-out basis (at the lower of cost or market), minus the face amount of any LC Guaranty or Letter of Credit issued by Lender or any of its Affiliates outstanding at such date;

                              MINUS

          (ii) any amounts which Lender may pay pursuant to any of the Loan Documents for the account of Borrower which remain outstanding.

     Borrowing Base Certificate - a certificate of Borrower containing information respecting the Collateral and the borrowing availability hereunder, in the form of Exhibit O attached hereto or such other form as may be acceptable to Lender.

     Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are closed.

     Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or any improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations.

     Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     Clean-Up Period - as defined in Section 2.7.

     Closing Date - the date on which all of the conditions precedent in Section 9 are satisfied or waived in writing by Lender and the initial Revolving Loan is made hereunder.

     Closing Fee - the fee payable by Borrower to Lender on the Closing Date pursuant to Section 3.1(D).

     Code - the Uniform Commercial Code as adopted and in force in the State of California, as from time to time in effect.

     Collateral - all of the Property and interests in Property described in Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     Computation Date - the last day of each Fiscal Period.

     Consolidated - the consolidation in accordance with GAAP of the accounts of any Person or other items as to which such term applies.

     Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

     Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP.

     Default - an event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, become an Event of Default.

     Default Rate - as defined in Section 3.1(B).

     Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of such corporation (except for distributions in such stock); and (ii) the redemption or acquisition of such corporation's Securities unless made contemporaneously from the net proceeds of the sale of its Securities.

     Dominion Account - a special account of Lender established by Borrower pursuant to this Agreement at Wells or such other bank selected by Borrower, but acceptable to Lender, in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

     Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which Lender, in the exercise of its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's opinion, it: (i) is finished goods held for resale purchased by Borrower in the ordinary course of its business; (ii) is in good, new and saleable condition; (iii) has been returned to regular stock at one of the locations listed on Exhibit A hereto if such Inventory has been returned to Borrower from customers or Account Debtors; (iv) is not obsolete or unmerchantable; (v) meets all standards imposed by any governmental agency or authority;
(vi) conforms in all respects to the warranties and representations set forth in Section 6.1; (vii) is at all times subject to Lender's duly perfected, first priority security interest and is subject to no other Lien except for Permitted Liens; and (viii) is situated at a location in compliance with
Section 4.4 and is not in-transit.

     Environmental Laws - all Federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and Federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

     Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

     Event of Default - as defined in Section 10.1.

     Fiscal Period - each of the twelve (12) accounting periods comprising a Fiscal Year, each of which shall be a four or five week period under Borrower's "4-5-4" method of accounting.

     Fiscal Year - the fiscal year of Borrower, which is the fifty-two (52) or fifty-three (53) week period ending on the Saturday nearest January 31 of each calendar year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Lender shall consent in writing to each such change.

     Fixed Assets - all Equipment and real Property subject to a Mortgage.

     Fixed Base Certificates - the $40,000,000 7.35% Fixed Base
Class A-1 Credit Card Certificates, Series 1994-1 issued by the
Gottschalks Credit Card Master Trust pursuant to the
Securitization Facility.

     GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

     General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

     Indebtedness - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; and (iii) in the case of Borrower, the Obligations.

     Inventory - all inventory of Borrower, whether now owned or hereafter acquired by Borrower, including all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

     Inventory Turnover Rate - for any Fiscal Period or period of consecutive Fiscal Periods, the average end-of-period Inventory during such period, divided by the cost of Inventory sold over such period, multiplied by the number of days in such period.

     LC Guaranty - a guaranty executed by Lender at Borrower's request in favor of a Person who has issued a Letter of Credit for the account of Borrower.

     Lender - Barclays Business Credit, Inc., a Connecticut corporation.

     Letter of Credit - a standby or commercial letter of credit issued for the account of Borrower.

     LIBOR Rate - the rate per annum offered by Bank at 11:00 a.m. (London time) in the London interbank market, for Eurodollar deposits for a period of one (1) month, as quoted on the Reuters Screen LIBO Page on the second full Eurodollar Business Day (as defined below) preceding the date with respect to which such calculation is being made (or if such rate is no longer being quoted on the Reuters Screen LIBO Page, as quoted in such other publication as may be designated by Lender), rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%). The term "Eurodollar Business Day" means a business day on which banks generally in the City of London are open for interbank or foreign exchange transactions.

     Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Loan Account - the loan account established on the books of Lender pursuant to Section 2.6.

     Loan Documents - this Agreement, the Other Agreements and the Security Documents.

     Long Term Financing Transaction - a proposed financing transaction acceptable to Lender between Borrower and a third party generating not less than $30,000,000 of proceeds to Borrower (which amount may include the $19,000,000 term portion of the Wells Indebtedness).

     Money Borrowed - as applied to Indebtedness, means:
(i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money,
(A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or
(C) upon which interest charges are customarily paid (other than accounts payable) or which was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

     Mortgages - the mortgages or deeds of trust to be executed by Borrower in favor of Lender on or about the Closing Date and by which Borrower shall grant and convey to Lender, as security for the Obligations, a Lien upon the real Property of Borrower located at (i) 2520 Somersville Road, Antioch, California;
(ii) 3300 Broadway, Eureka, California; (iii) 905 Colusa Avenue, Yuba City, California; (iv) 1123 E. Avenue "P", Palmdale, CA;
(v) 1825 41st Avenue, Capitola, California; (vi) 1673 West Lacey Blvd., Hanford, California; and (vii) 313 Madonna Rd., San Louis Obispo, California.

     Multiemployer Plan - has the meaning set forth in
Section 4001(a)(3) of ERISA.

     Obligations - all loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, and however acquired. The term includes all Revolving Loans, payments made by Lender pursuant to a Letter of Credit or LC Guaranty, Overadvances, and all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents.

     Original Term - as defined in Section 3.2.

     OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

     Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower or any other Person and delivered to Lender with respect to the transactions contemplated by this Agreement, including the Wells Intercreditor Agreement and any subordination agreement.

     Overadvance - as defined in Section 2.1(B).

     Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Revolving Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

     Payables Turnover Rate - for any Fiscal Period or period of consecutive Fiscal Periods, the average end-of-period accounts payable during such period, divided by the costs of goods sold over such period, multiplied by the number of days in such period.

     Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (xiii) of Section 8.2(H).

     Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower incurred during the same Fiscal Year, does not exceed $2,000,000 for the Fiscal Year ending January 28, 1995, or $2,000,000 for any subsequent Fiscal Year. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

     Person - an individual, partnership, corporation, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

     Pooling Agreement- that certain Pooling and Servicing
Agreement, dated as of March 30, 1994, among Receivables
Corporation, as depositor, Borrower, as servicer, and Bankers
Trust Company, as trustee.

     Prepayment Date - as defined in Section 3.3(A).

     Prohibited Transaction - any transaction set forth in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

     Projections - Borrower's forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     Purchase Money Indebtedness - means and includes
(i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets,
(ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     Purchase Money Lien - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     Receipts - as defined in Section 5.4(A).

     Receivables Corporation - Gottschalks Credit Receivables
Corporation, a Delaware corporation and wholly-owned Subsidiary of Borrower.

     Receivables Purchase Agreement - that certain Receivables
Purchase Agreement, dated as of March 30, 1994, between Borrower, as seller, and Receivables Corporation, as purchaser.

     Renewal Terms - as defined in Section 3.2.

     Rentals - as defined in Section 8.2(V).

     Reportable Event - any of the events set forth in
Section 4043(b) of ERISA.

     Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) investments in Property to be used in the ordinary course of business; (iii) investments in Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;
(iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;
(v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy
(270) days from the date of creation thereof.

     Revolving Loan - as defined in Section 2.1(A).

     Schedule of Documents - as defined in Section 9.1(N).

     Securitization Facility - (i) the securitization facility in effect as of the Closing Date with respect to certain of Borrower's Accounts, as evidenced by the Receivables Purchase Agreement, the Pooling Agreement, and all other agreements, documents and instruments executed in connection therewith, including all supplemental financings thereunder; and (ii) such other securitization facility with respect to the Accounts as may be acceptable to Lender in its reasonable credit judgment.

     Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     Security Documents - the Mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

     Senior Debt Coverage Ratio - at any date, means the ratio of
(i) net income for the preceding twelve (12) Fiscal Periods, after provision for taxes, plus depreciation and amortization for such period, to (ii) the current portion of long term debt and Capitalized Lease Obligations as of such date.

     Solvent - as to any Person, such Person: (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts); (ii) is able to pay all of its Indebtedness as such Indebtedness matures; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     Subordinated Debt - Indebtedness of Borrower that is expressly subordinated to the Obligations in a manner satisfactory to Lender pursuant to a subordination agreement.

     Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

     Times Interest Earned Ratio - at any date, means the ratio of (i) Borrower's earnings before interest and taxes for the preceding twelve (12) Fiscal Periods, as determined in accordance with GAAP, to (ii) actual interest expense paid by Borrower during such period with respect to all Indebtedness.

     Variable Base Certificates - the $15,000,000 Variable Base
Class A-2 Credit Card Certificates, Series 1994-1 issued by the
Gottschalks Credit Card Master Trust pursuant to the
Securitization Facility.

     Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Wells - Wells Fargo Bank, National Association.

     Wells Agreement - as defined in Recital A.

     Wells Indebtedness - all "Obligations" as defined in that certain 1994 Amended and Restated Credit Agreement of even date herewith between Borrower and Wells.

     Wells Intercreditor Agreement - that certain Intercreditor Agreement to be executed by Lender and Wells on or about the Closing Date and by which such parties shall establish certain rights with respect to their respective collateral and agreements with respect to access to such collateral.

     Working Capital - at any date means Current Assets minus
Current Liabilities.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 8.1(J), and all financial data pursuant to this Agreement shall be prepared in accordance with such principles.

     1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. Any reference to a "Section," "Exhibit," or "Schedule" shall refer to the relevant section of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary. Any pronoun used shall be deemed to cover all genders. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


2.   CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000) available upon Borrower's request therefor, as follows:

     2.1  Revolving Loans.

          (A) Lender will make revolving loans (each, a "Revolving Loan") to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 2.3, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Revolving Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Borrower be authorized to request a Revolving Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this Section 2.1(A), Lender shall have the right to establish reasonable reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Loans which Borrower may otherwise request under this Section 2.1(A), including with respect to: (i) shrinkage, spoilage and obsolescence of Inventory; (ii) slow moving Inventory; (iii) other sums chargeable against Borrower's Loan Account as Revolving Loans under any section of this Agreement; and (iv) such other matters, events, conditions or contingencies as to which Lender, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.

          (B) Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Loans to Borrower at a time when the unpaid balance of Revolving Loans exceeds, or would exceed with the making of such Revolving Loan, the Borrowing Base (any such Revolving Loan or Revolving Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be payable on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally.

          (C)  The Revolving Loans shall be used solely for
(i) the satisfaction of certain existing Indebtedness of Borrower to Teachers Insurance & Annuity Association and (ii) Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

     2.2  Mandatory Payments of the Revolving Loans.

          (A)  If Borrower sells any of its Properties
constituting Collateral (other than real Property) or if any of its Properties are taken by condemnation, or if there is any loss of or damage to such Property resulting in the payment of insurance proceeds, then, unless otherwise agreed by Lender, Borrower shall pay to Lender, as and when received by Borrower, and subject to the rights of any holders of Permitted Liens whose interests are prior to those of Lender, a sum equal to the proceeds received by Borrower from such sale, condemnation or insurance net of any amounts used to replace such sold, condemned, lost or destroyed Property, to be applied as a mandatory payment of the Revolving Loan, with any excess remaining after full payment of the Revolving Loan to be applied to such of the other Obligations as Lender may elect.

          (B) Upon the consummation of the Long Term Financing Transaction, Borrower shall pay to Lender not less than $5,000,000 of proceeds of such transaction, net of ordinary transaction costs, to be applied as a mandatory payment of the Revolving Loan, with any excess remaining after full payment of the Revolving Loan to be applied to such of the other Obligations as Lender may elect.

     2.3 Manner of Borrowing Revolving Loans. Borrowings under the credit facility established pursuant to Section 2.1 shall be made as follows:

          (A) A request for a Revolving Loan shall be made, or shall be deemed to be made, in the following manner:

               (i)  Borrower shall give Lender notice of
Borrower's intention to borrow no later than 10:30 A.M. (Pacific
Time) on the Business Day of each proposed Revolving Loan. Each such notice shall be in writing (including by facsimile at (510) 763-4924 or such other facsimile number as may be designated in writing by Lender), or by telephone at (510) 832-3600 (or such other telephone number as may be designated in writing by Lender) confirmed immediately in writing (including by facsimile at (510) 763-4924 or such other facsimile number as may be designated in writing by Lender), given to Lender's Loan Servicing Administrator or Account Officer handling Borrower's account, or such other Person as may be designated in writing by Lender, specifying therein the date and amount of the proposed Revolving Loan;

               (ii) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Revolving Loan on the due date in the amount required to pay such interest; and

               (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Loan on the due date in the amount then so due.

          (B) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested, or deemed to be requested, pursuant to this Section 2.3 as follows: (i) the proceeds of each Revolving Loan requested under Section 2.3(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and
(ii) the proceeds of each Revolving Loan requested under
Section 2.3(A)(ii) or (iii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

     2.4 Letters of Credit; LC Guaranties. If requested to do so by Borrower, Lender may, in its sole discretion, issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower, or may execute LC Guaranties by which Lender shall guarantee the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit issued for Borrower's account by other Persons, provided that the aggregate face amount of all Letters of Credit and LC Guaranties outstanding at any time shall not exceed the lesser of
(a) $11,000,000 or (b) the amount of unused borrowing availability under the Revolving Loans, and no Letter of Credit may have an expiry date that is after the last day of the Original Term or, if this Agreement remains in effect after the Original Term, after the last day of any Renewal Term then in effect. All Letters of Credit and LC Guaranties shall be subject to the terms of Bank's Application and Agreement for Documentary Letter of credit as in effect on the date of issuance of such Letter of credit. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall constitute a Revolving Credit Loan, shall be secured by the Collateral, and shall thereafter be payable together with interest as provided in this Agreement for Revolving Loans generally.

     2.5 All Revolving Loans to Constitute One Obligation. All Revolving Loans shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

     2.6 Loan Account. Lender shall enter all Revolving Loans as debits in the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including all charges and expenses properly chargeable to Borrower hereunder. On the Closing Date the Revolving Note (as defined in the Wells Agreement) shall be marked "cancelled" and thereafter the outstanding amount evidenced by the Revolving Note will be evidenced by the entries by Lender in the Loan Account.

     2.7 Clean-Up Period. During the term of this Agreement Borrower will designate any thirty (30) consecutive calendar days during the period commencing December 1 of each year through January 31 of the immediately succeeding calendar year as a "Clean-Up Period." During each Clean-Up Period: (a) Lender shall not make any Revolving Loans (other than Revolving Loans created by Lender's payment on account of previously outstanding Letters of Credit or LC Guaranties, which Revolving Loans shall be repaid upon written demand by Lender); (b) Lender shall not issue any new Letters of Credit or LC Guaranties to or for the benefit of Borrower; and (c) there shall be no Revolving Loans outstanding (other than Revolving Loans created by Lender's payment on account of previously outstanding Letters of Credit or LC Guaranties, which Revolving Loans shall be repaid upon written demand by Lender).


3.   INTEREST, FEES, TERM AND REPAYMENT

     3.1  Interest, Fees and Charges.

          (A) Interest. Interest shall accrue on the principal amount of the Revolving Loans outstanding at the end of each day at a fluctuating rate per annum equal to three percent (3%) above the LIBOR Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the LIBOR Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the LIBOR Rate becomes effective. The LIBOR Rate in effect on the date hereof shall be the LIBOR Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the LIBOR Rate in effect on the date hereof shall be the LIBOR Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date hereof, and shall be payable as provided in Section 3.4.

          (B) Default Rate of Interest. Upon and after the occurrence of an Event of Default and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to two percent (2%) above the rate otherwise payable pursuant to
Section 3.1(A)(the "Default Rate").

          (C) Overadvance Charge. Any Overadvance shall be assessed a one-time service charge of one percent (1%) of such Overadvance; provided, that such fee shall only be assessed to the extent that such Overadvance exceeds the amount of any Overadvance outstanding on the immediately preceding Business Day.

          (D) Closing Fee. Borrower shall pay to Lender a closing fee of $175,000, which shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and shall be paid concurrently with the funding of the initial Revolving Loan hereunder. Such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any costs and expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, the allocated charges of Lender's in-house legal coordinator and Lender's legal fees and expenses.

          (E)  Additional Closing Fee.  As additional
consideration for Lender's entering into the Loan Documents, in the event Borrower does not repay not less than $5,000,000 of the Revolving Loans from the proceeds of the Long Term Financing Transaction on or before the 90th day after the Closing Date, Borrower shall pay to Lender on the 91st day after the Closing Date an additional closing fee of $50,000.

          (F) Unused Line Fee. As additional consideration for Lender's entering into the financing agreements and Lender's costs and risks of making funds available, Borrower shall pay to Lender for each month (or portion thereof) during which the financing agreements are in effect an Unused Line Fee in an amount equal to the product of (i) the amount, if any, by which
(x) $35,000,000 exceeds (y) the actual amount of the Average Monthly Loan Balance for such month or such portion thereof; times (ii) three-eights of one percent (.375%); times (iii) that fraction, the numerator of which shall be the actual number of days in such month and the denominator of which shall be 360. The Unused Line Fee shall be payable in arrears on the first Business Day of each month and upon the termination of this Agreement.

          (G) Letter of Credit/LC Guaranty Fees. As additional consideration for Lender's issuing its, or causing to be issued its Affiliate's, Letters of Credit for Borrower's account, or for issuing its LC Guaranties at Borrower's request pursuant to
Section 2.4, Borrower agrees to pay Lender fees equal to two percent (2%) per annum of the aggregate face amount of Letters of Credit and LC Guaranties outstanding from time to time, payable in arrears on the first Business Day of each month and upon the termination of this Agreement.

          (H) Capital Adequacy Charge. In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a written demand therefor, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method.

          (I) Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. Should any interest payable hereunder thereafter fall below the maximum lawful rate, interest shall continue to accrue at the maximum lawful rate until such time as Lender has received an amount of interest equal to what Lender would have received but for the operation of this Section 3.1(I), at which time the interest payable shall again accrue at the rate otherwise provided for under Section 3.1(A) until such rate under Section 3.1(A) again exceeds the maximum lawful rate, in which event the terms of this
Section 3.1(I) shall again apply. It is the intent of the parties hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

     3.2 Term of Agreement. Subject to Lender's right to cease making Revolving Loans to Borrower at any time upon or after the occurrence of a Default or an Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including March 29, 1997 (the "Original Term"), and this Agreement shall automatically renew itself for one-year terms thereafter (the "Renewal Terms"), unless terminated as provided in Section 3.3.

     3.3  Termination.

          (A) Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, that no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds, and all Letters of Credit and LC Guaranties issued by Lender or its Affiliates hereunder have expired. At the effective date of such termination (the "Prepayment Date"), Borrower shall pay to Lender, in addition to all of the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents, as liquidated damages for the loss of the bargain and not as a penalty, the prepayment premium for amounts outstanding on the Revolving Loans by paying to Lender on the Prepayment Date the following amounts:

If Prepayment is Made Between
the Following Dates, Inclusive:    The Premium Shall Be:

(i)  March 31, 1994 and            $525,000 (i.e., one and one-
     March 30, 1995                half percent (1.5%) of the
                                   total credit facility)

(ii)  March 31, 1995 and           $350,000 (i.e., one percent
      March 30, 1996               (1%) of the total
                                   credit facility)

(iii) March 31, 1996 and           $87,500 (i.e., one-quarter of
     thereafter                    one percent (.25%) of the
                                   total credit facility)

If termination occurs on the last day of the Original Term or on the last day of any Renewal Term, no prepayment premium shall be payable.

          (B) Lender may terminate this Agreement on the last day of the Original Term or any Renewal Term by delivering to Borrower written notice of termination not less than ninety (90) days prior to the effective termination date. In addition, Lender may terminate this Agreement upon ninety (90) days prior written notice to Borrower or without notice upon or after the occurrence of an Event of Default. On the effective date of any such termination caused by an Event of Default, Borrower shall make provision for all outstanding Letters of Credit and LC Guaranties acceptable to Lender and pay to Lender all outstanding principal, accrued interest, and any other fees or charges due under the terms of this Agreement.

          (C) All of the Obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties, or liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or
(ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until all of the Obligations have been paid in full, in immediately available funds.

          (D) It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section may be terminated singly.

     3.4 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this
Section 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

          (A) principal payable on account of Revolving Loans made by Lender to Borrower pursuant to Section 2.1 shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such Revolving Loans, or (iii) termination of this Agreement pursuant to
Section 3.3; provided, that if the principal balance of Revolving Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Loans by an amount equal to such excess;

          (B) interest accrued on the Revolving Loans shall be payable by Borrower to Lender on the earliest of (i) the first Business Day of day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 3.3; provided, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month;

          (C) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Lender or to any other
Person designated by Lender in writing on demand; and

          (D) the balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

     3.5 Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.4 a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Lender may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default.

     3.6 Statements of Account. Lender will account to Borrower monthly with a statement of Revolving Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within ninety (90) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.7 Application of Deposit. Lender acknowledges that Borrower has previously delivered to Lender a deposit in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) which Lender has agreed to credit against Lender's charges, costs and expenses that are payable by Borrower in connection with Lender's structuring of a credit facility with Borrower and the entering into this Agreement and the other Loan Documents. Any portion of such deposit that is not applied to payment of such charges, costs and expenses shall be credited by Lender to Borrower's Loan Account. If such charges, costs and expenses exceed the amount of such deposit, Borrower shall promptly reimburse Lender for such excess amount upon demand by Lender.


4.   COLLATERAL: GENERAL TERMS

     4.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (A)  Accounts;

          (B)  Inventory;

          (C)  Fixed Assets;

          (D) General Intangibles relating to or used or arising in connection with Borrower's ownership, use or sale of any of the foregoing;

          (E) all monies and other Property of any kind now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

          (F) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A),
(B), (C), (D) and (E) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

          (G) all books and records (including customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B),
(C), (D), (E) or (F) above,

provided, that Lender's security interest in the Accounts arising out of Borrower's private label credit card program, and the collections and proceeds thereof in whatever form (including any related "instruments," "documents" and "chattel paper," each as defined under the Code), all deposit accounts associated therewith, and all books and records related thereto, shall automatically terminate (but not Lender's security interest in the proceeds thereof consisting of any amounts paid to Borrower by Receivables Corporation pursuant to the Receivables Purchase Agreement) upon the sale of such Accounts under the Receivables Purchase Agreement; and further provided, that Lender will release its second priority Lien in the Fixed Assets upon the repayment to Lender of not less than $5,000,000 of the Revolving Loans from the proceeds of the Long Term Financing Transaction as set forth in Section 2.2(B).

     4.2  Representations, Warranties and Covenants --
Collateral. To induce Lender to enter into this Agreement, Borrower represents, warrants and covenants to Lender that:

          (A) The Collateral is now and, so long as any of the Obligations are outstanding, will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

          (B) Except for the Liens of Wells upon the Fixed Assets, the Liens granted to Lender shall be first and prior on the Collateral. No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law, continued possession by Lender of that portion of the Collateral constituting instruments or documents.

          (C) All goods evidenced by the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien, except for Permitted Liens. Borrower further warrants and guarantees the value, quantities, sound condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral, except to the extent such charges are being contested as permitted under Section 8.1(A), and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral, except for Permitted Liens. This indemnity shall include reasonable attorneys' fees and legal expenses.

     4.3 Lien Perfection. Borrower agrees to execute all UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     4.4 Location of Collateral. All Collateral, other than Inventory in transit, will at all times be kept by Borrower at one or more of the business locations set forth on Exhibit A and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default, for (A) sales of Inventory in the ordinary course of business and (B) the storage of Inventory at locations within the continental United States other than those shown on Exhibit A if: (i) Borrower gives Lender written notice of the new storage location (y) at least sixty (60) days prior to storing Inventory at such location or
(z) promptly upon storing Inventory at such location if the location is to be used only for the storage of Inventory for Borrower's temporary seasonal needs for a period not exceeding sixty (60) days; (ii) Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon; (iii) neither Borrower's nor Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted; and (iv) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender.

     4.5 Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Borrower shall deliver copies of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender as loss payee with respect to all Collateral. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated either by any act or omission of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise required by Lender.

     4.6 Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, Federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower; provided, that Borrower may contest any such taxes to the extent permitted under Section 8.1(A). If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Default Rate, shall be considered Obligations owing by Borrower to Lender hereunder. Such Obligations shall be secured by the Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     4.7 Audits and Appraisals. Lender or its designee may conduct a maximum of two (2) audits per year, and Arthur Andersen & Co. or such other special retail consultant selected by Lender, may conduct one (1) inventory appraisal per year, unless an Event of Default has occurred and is continuing, in which event the number of audits and appraisals conducted will be in Lender's reasonable discretion. Borrower will reimburse Lender for all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals, upon Lender's demand therefor, in an amount not to exceed $1,000 per audit conducted by Lender and $5,000 per appraisal conducted by Arthur Andersen & Co. or such other consultant.


5    PROVISIONS RELATING TO ACCOUNTS

     5.1 Representations and Warranties. With respect to all Accounts, Borrower represents and warrants to Lender that with respect to each Account:

          (A) it is genuine and in all respects what it purports to be;

          (B) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business; and

          (C)  Borrower has made no agreement with any Account
Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business.

     5.2 Records and Schedules of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a Fiscal Period basis a sales report for the preceding Fiscal Period, in a form acceptable to Lender. On or before the 25th day of each Fiscal Period from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding Fiscal Period, specifying the names, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

     5.3 Administration of Accounts. At any time that an Event of Default occurs and is continuing Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the costs and expenses thereof, including reasonable attorneys' fees, to Borrower.

     5.4 Collection of Accounts and other Proceeds of Collateral.

          (A) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts or any other Collateral, including the proceeds of any sale or other disposition of or loans against Accounts or other Collateral owned by Borrower ("Receipts"), shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit all Receipts in the Dominion Account. Lender retains the right at all times after an Event of Default to notify Account Debtors that Accounts have been assigned to Lender, and to collect Accounts directly in Lender's own name and to charge the collection costs and expenses, including attorneys' fees, to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all Receipts received by Lender shall be deemed applied by Lender on account of the Obligations upon Lender's receipt of immediately available funds at Lender's account at Harris Bank in Chicago, Illinois, or such other account as Lender may designate by written notice to Borrower.

          (B) Borrower shall deposit all Receipts, or cause the same to be deposited in kind, in a Dominion Account with such bank(s) as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank(s) an irrevocable letter of instruction directing such banks to deposit all Receipts received in the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such bank(s) to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank(s) thereunder.


6.   PROVISIONS RELATING TO INVENTORY

     6.1 Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that:

          (A) all Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit A and will not be removed therefrom except as authorized by
Section 4.4;

          (B) no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent;

          (C) no Inventory is or will be consigned to any Person without Lender's prior written consent; and

          (D) No Inventory is or will be produced in violation of the Fair Labor Standards Act.

     6.2 Inventory Reports. Borrower agrees to furnish Lender with Inventory reports at such times as Lender may request, but at least monthly. Such reports shall be in form and detail satisfactory to Lender. Borrower shall deliver a Borrowing Base Certificate to Lender on a weekly basis that shall include an update of all Inventory on a weekly basis, together with (a) a supporting Inventory report showing the daily Inventory purchases and cost of goods sold, and (b) the Weekly Servicing Report prepared by Borrower, as servicer, under the Pooling Agreement. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall in its discretion request.


7.   REPRESENTATIONS AND WARRANTIES

     7.1  General Representations and Warranties.  To  induce
Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

          (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit B attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure of Borrower to be so qualified would not have a material adverse effect on the financial condition, business or Properties of Borrower.

          (B) Corporate Names. During the preceding seven (7) years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit C attached hereto and made a part hereof. Except as set forth on Exhibit C, Borrower has not, during the preceding seven (7) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          (C) Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of the shareholders of Borrower;
(ii) contravene Borrower's charter, certificate of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

          (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

          (E) Use of Proceeds. Borrower's uses of the proceeds of any Revolving Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

          (F)  Margin Stock.  Borrower is not engaged
principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

          (G) Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

          (H) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit D attached hereto and made a part hereof.

          (I) Capital Structure. Exhibit E attached hereto and made a part hereof states: (i) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower; (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation; (iii) the number and nature of all outstanding Securities of Borrower and each Subsidiary of Borrower; and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth in Exhibit E, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower.

          (J) Solvent Financial Condition. Borrower is now and, after giving effect to the initial Revolving Loan to be made hereunder, at all times will be, Solvent.

          (K) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit F attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

          (L) Litigation. Except as set forth on Exhibit G attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and except as shown on Exhibit G, no action, suit, proceeding or investigation involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          (M) Title to Properties. Each of Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

          (N)  Financial Statements; Fiscal Year.  The
Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of October 30, 1993, and the related statements of income, changes in stockholder's equity, and cash flows for the periods ended on such dates, have been prepared in accordance with GAAP (subject to normal year-end adjustments and the inclusion of footnotes), and present fairly the financial position of Borrower and such other Persons at such dates and the results of Borrower's operations for such periods. Since October 30, 1993, there has been no material change in the condition, financial or otherwise, of Borrower, its Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date, and no material change in the aggregate value of Equipment and real Property owned by Borrower or its Subsidiaries or such other Persons, except changes in the ordinary course of business or changes effected by the Long Term Financing Transaction, none of which individually or in the aggregate has been materially adverse.

          (O) Full Disclosure. Neither the financial statements referred to in Section 7.1(N), this Agreement, nor any other written statement of Borrower to Lender (including Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

          (P) Pension Plans. Except as disclosed on Exhibit H attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of Borrower, including any Reportable Event, or Prohibited Transaction, exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

          (Q) Taxes. Borrower's Federal Tax Identification Number is 77-0159791. Each of Borrower and its Subsidiaries has filed all Federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

          (R) Labor Relations. Except as described on Exhibit I attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          (S) Compliance With Laws. Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

          (T) Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except as permitted by Section 8.2(G).

          (U) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

          (V) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          (W) Business Locations; Agent for Process. During the seven (7) years prior to the Closing Date, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on Exhibit A.

          (X) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          (Y) Leases. Exhibit J attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit K attached hereto is a complete listing of all operating leases of Borrower.

          (Z)  Investment Company Act.  Borrower is not an
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     7.2 Reaffirmation. Each request made by Borrower for a Revolving Loan pursuant to this Agreement or any of the other Loan Documents shall constitute (a) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default, and (b) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any Exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

     7.3 Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.


8.   COVENANTS AND CONTINUING AGREEMENTS

     8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender outstanding, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          (A) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties, except for Permitted Liens.

          (B) Tax Returns. File, and cause each Subsidiary to file, all Federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

          (C) Payment of Bank Charges. Pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including any fees paid by the Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

          (D) Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which the failure to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower.

          (E) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.

          (F) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

          (G) ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan;
(ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to such filing requirements;
(iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

          (H) Business Records. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          (I) Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

          (J) Financial Statements. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

               (i)  as soon as possible, but not later than
ninety (90) days after the close of each Fiscal Year, audited financial statements of Borrower and its Subsidiaries as of the end of such Fiscal Year, on a Consolidated and consolidating basis, certified without qualification (except for a qualification for a change in accounting principles with which the independent public accountant concurs) by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender;

               (ii) as soon as possible, but not later than thirty (30) days after the end of each Fiscal Period hereafter, unaudited interim Consolidated financial statements of Borrower and its Subsidiaries as of the end of such Fiscal Period and of the portion of the Fiscal Year then elapsed, on a Consolidated and consolidating basis, certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such Fiscal Period and period, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) prior to the beginning of the Fiscal Year commencing January 28, 1995 and the beginning of each Fiscal Year thereafter, budgets and projections for the next three (3) Fiscal Years, done on an annual and Fiscal Period basis for the coming Fiscal Year and on an annual basis for the remaining Fiscal Years;

               (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

               (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including Federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

          Concurrently with the delivery of the financial statements described in clause (i) of this Section 8.1(J), Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants detailing the calculation of each ratio or amount required to be determined under
Section 8.3 and certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and
(ii) of this Section 8.1(J), Borrower shall cause to be prepared and furnished to Lender a certificate, in the form of Exhibit N attached hereto, from the chief financial officer of Borrower detailing the calculation of each ratio or amount required to be determined under Section 8.3 and certifying to Lender that to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

          (K)  Notices to Lender.  Notify Lender in writing:

               (i) promptly after Borrower's learning thereof, of the commencement of any litigation and of the institution of any administrative proceeding, if such litigation or administrative proceeding may materially and adversely affect Borrower's operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral;

               (ii) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business;

               (iii) promptly after Borrower's learning thereof, of any labor dispute which may materially and adversely affect Borrower, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;

               (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $1,000,000;

               (v) promptly after the occurrence thereof, of any Default or Event of Default;

               (vi) promptly after the occurrence thereof, of any material default by any obligor under any note or other evidence of Indebtedness payable to Borrower;

               (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries if the judgment is for an amount in excess of $250,000 or would materially and adversely affect Borrower; and

               (viii) promptly after its receipt thereof, of any notices received by Borrower from Wells with respect to the Wells
Indebtedness, or from any replacement lender thereof, and will furnish Lender with copies of all such notices.

          (L) Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman that owns any premises at which any Inventory or other Collateral may, from time to time, be kept.

          (M) Renewal of Securitization Facility. Within ninety (90) days prior to any expiration of the Securitization Facility, Borrower shall provide Lender with satisfactory evidence that either (i) the Securitization Facility has been renewed or (ii) Receivables Corporation has obtained a replacement facility on terms that are no less favorable to Receivables Corporation or Lender and on terms otherwise acceptable to Lender, with a replacement lender acceptable to Lender, and subject to intercreditor arrangements acceptable to Lender.

          (N) No Defaults. No default or event of default has occurred under or with respect to the Securitization Facility, the Wells Indebtedness, or any of Borrower's agreements related thereto.

          (O) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

          (P) Securitization Facility. So long as there are any Revolving Loans, Letters of Credit or LC Guaranties outstanding, Borrower, as the sole shareholder of Receivables Corporation, shall cause Receivables Corporation, subject to customary corporate procedures, to cause Receivables Corporation to pay (including the purchase of receivables) or distribute to Borrower, by payment directly to the Dominion Account, all amounts available (after application of all reserves required or anticipated under the Securitization Facility) for the purchase of Receivables under and as defined in the Receivables Purchase Agreement, including amounts available due to the collection of the Receivables and Receivables Corporation's utilization of the maximum financing under the Securitization Facility.

     8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender outstanding, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

          (A) Mergers; Consolidations; Acquisitions. (i) merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; or
(ii) acquire all or any substantial part of the Properties of any Person.

          (B) Loans. Make, or permit any Subsidiary to make, any loans or other advances of money to any Person, including any of Borrower's Affiliates, officers or employees, other than
(i) reasonable advances for salary, travel expenses, advances against commissions and other similar advances in the ordinary course of Borrower's business, and (ii) other outstanding loans not exceeding $250,000 in the aggregate for all Persons at any time.

          (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except: (i) the Obligations;
(ii) the Wells Indebtedness; (iii) with respect to the Securitization Facility; (iv) Subordinated Debt existing as of the Closing Date; (v) Indebtedness of any Subsidiary to Borrower;
(vi) accounts payable to trade creditors that are not aged more than sixty (60) days past due and current operating expenses (other than for Money Borrowed) which are not more than sixty
(60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceeding and Borrower shall have set aside such reserves, if any, with respect thereto as may be required by GAAP and deemed adequate by Borrower and its independent public accountants; (vii) obligations to pay Rentals permitted by
Section 8.2(V); (viii) Purchase Money Indebtedness and Capitalized Lease Obligations existing as of the Closing Date or that constitute Permitted Purchase Money Indebtedness;
(ix) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (x) Indebtedness incurred to finance new stores or store expansions permitted under Section 8.2(L); and (xi) Indebtedness not included in paragraphs (i) through (x) above which does not exceed at any time, in the aggregate, the sum of $5,000,000.

          (D) Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder of Borrower or a Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

          (E) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

          (F) Adverse Transactions. Enter into any transaction, or permit any Subsidiary to enter into any transaction, that materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations; or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to Section 5.2.

          (G) Guaranties. Except for Borrower's guarantee in favor of Bank of America NT&SA with respect to the construction loan on Borrower's corporate headquarters in Fresno, California, made to Park 41, a California limited partnership in which Borrower is a thirty-six percent (36%) limited partner, guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection.

          (H) Negative Pledge; Limitation on Liens. Assign, pledge, hypothecate, or grant a security interest in any of its Property constituting Collateral, or create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property constituting Collateral, income or profits, whether now owned or hereafter acquired, except:
(i) Liens at any time granted in favor of Lender; (ii) Liens existing as of the Closing Date that secure the Wells Indebtedness; (iii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 8.1(A), but only if in Lender's judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iv) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender; (v) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (vi) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vii) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of
Section 8.2(C); (viii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (ix) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (x) Liens on certain Fixed Assets granted in connection with the Long Term Financing Transaction; (xi) Liens granted pursuant to the terms of the Securitization Facility;
(xii) such other Liens as appear on Exhibit L attached hereto; and (xiii) such other Liens as Lender may hereafter approve in writing.

          (I) Subordinated Debt. Make, or permit any Subsidiary to make, any payment of any part or all of any Subordinated Debt in violation of the subordination agreement relating to such Subordinated Debt or voluntarily prepay any Subordinated Debt; or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

          (J) Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary, other than the sale of Accounts to Receivables Corporation in connection with the Securitization Facility.

          (K) Capital Expenditures. Make Capital Expenditures (including by way of capitalized leases) from the proceeds of any Revolving Loans which, as to Borrower and its Subsidiaries, exceed $2,000,000 in the aggregate in the Fiscal Year ending January 28, 1995 or $3,000,000 in the aggregate in any Fiscal Year thereafter.

          (L) Business Locations; New Stores. Transfer its principal place of business or chief executive office, or existing store locations, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are currently kept or maintained, as set forth on Exhibit A hereto, without giving at least sixty (60) days prior written notice to Lender of such change in business location or without giving written notice to Lender promptly upon such change if the location is to be used only for the sale or storage of Inventory for Borrower's temporary seasonal needs for a period not exceeding ninety (90) days, and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder; or, in any Fiscal Year (i) open more than two (2) new stores in addition to those set forth on Exhibit A hereto, or (ii) undertake more than two
(2) store Expansions (as defined below) without the prior written consent of Lender, which consent shall not be unreasonably withheld. For purposes of this section, "Expansion" means the replacement of an existing store location of Borrower or a twenty-five percent (25%) increase in the square footage of any such location.

          (M) Change of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

          (N) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person without the prior written consent, except:
(i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder;
(ii) a transfer of Property to Borrower by a Subsidiary;
(iii) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is greater, of $500,000 or less, provided that all proceeds thereof are turned over to Lender for application in accordance with and subject to Section 2.2(A), or replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, Borrower shall give Lender at least five (5) days prior written notice of such disposition, and Borrower shall turn over to Lender all proceeds realized from any such disposition in accordance with and subject to Section 2.2(A); (iv) the sale by Borrower of Accounts to Receivables Corporation in accordance with the procedures set forth in the documentation evidencing the Securitization Facility; (v) transfers of Fixed Assets pursuant to the Long Term Financing Transaction; (vi) the sale of Primary Bank Collateral (as defined in the Wells Intercreditor Agreement) for which Wells has given its prior written consent; or
(vii) other dispositions expressly authorized by this Agreement.

          (O) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Exhibit C attached hereto.

          (P) Use of Lender's Name. Without the prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of Borrower's business or activities, other than (i) in connection with internal business matters, (ii) as required in dealings with governmental agencies and financial institutions, and (iii) to trade creditors of Borrower solely for credit reference purposes.

          (Q)  Amendment of Certain Agreements.   Amend or
consent to any amendment of or modification to any of the terms of the Securitization Facility, the Wells Indebtedness or the agreements related thereto, except as may be permitted by the Wells Intercreditor Agreement.

          (R) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

          (S) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

          (T) Fiscal Year. Change, or permit any Subsidiary to change, its Fiscal Year, or permit any Subsidiary to have a Fiscal Year different from that of Borrower.

          (U) Stock of Subsidiary, Etc. Sell, pledge, transfer or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under Section 8.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

          (V) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor and excluding leases of Borrower's store locations) of Property if such lease would cause the aggregate Rentals payable during any Fiscal Year to exceed the aggregate Rentals paid during the preceding Fiscal Year by more than $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

          (W) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

     8.3  Specific Financial Covenants.  During the term of this
Agreement, and thereafter for so long as there are any Obligations to Lender outstanding, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall, as of each Computation Date:

          (A)  Minimum Working Capital.  Maintain at all times
Consolidated Working Capital of not less than $18,000,000.

          (B) Minimum Adjusted Tangible Net Worth. Maintain at all times a Consolidated Adjusted Tangible Net Worth of not less than $79,000,000.

          (C) Current Ratio. Maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.22 to 1.

          (D)  Minimum Earnings.

               (i)  Achieve not less than the following
cumulative Consolidated Adjusted Net Earnings from Operations for the corresponding periods set forth below as of the end of each such period:

               Fiscal Periods                Amount

               February 1994 through         <$3,000,000>
               April 1994

               May 1994 through              <$1,500,000>
               July 1994

               August 1994 through           <$ 750,000>
               October 1994

               November 1994 through          $3,000,000
               January 1995

               (ii) Maintain at all times not less than the following Consolidated Adjusted Net Earnings from Operations for the corresponding periods set forth below:

               Fiscal Period            Amount

               March 1994               <$850,000>
               April 1994               <$850,000>
               May 1994                 <$750,000>
               June 1994                <$750,000>
               July 1994                <$750,000>
               August 1994              <$450,000>
               September 1994           <$450,000>
               October 1994             <$450,000>
               November 1994             $1.00
               December 1994             $1.00
               January 1995             <$1,000,000>

               Any Fiscal               <$1,500,000>
               Period thereafter

               (iii)  Maintain at all times after January 28,
1995, for the prior twelve (12) Fiscal Periods, Consolidated
Adjusted Net Earnings from Operations of not less than $2,600,000.

          (E) Indebtedness Ratio. Maintain at all times a ratio of Indebtedness to Adjusted Tangible Net Worth of not more than 2 to 1.

          (F) Senior Debt Coverage Ratio. Maintain at all times a Senior Debt Coverage Ratio of not less than 1 to 1; provided, that during the December 1994 and January 1995 Fiscal Periods, Borrower shall maintain at all times a Senior Debt Coverage Ratio of not less than 0.9 to 1.

          (G) Times Interest Earned Ratio. Maintain at all times from the Closing Date through and including the October 1994 Fiscal Period a Times Interest Earned Ratio of not less than
0.5 to 1, and maintain at all times thereafter a Times Interest Earned Ratio of not less than 1 to 1.

          (H)  Inventory Turnover Rate - Maintain at all times an
Inventory Turnover Rate not exceeding one-hundred and fifty (150) days.

          (I)  Payables Turnover Rate - Maintain at all times a
Payables Turnover Rate not exceeding fifty (50) days.

          After the end of each Fiscal Year, Lender will review Borrower's budgets and Projections to be delivered by Borrower to Lender prior to the beginning of each Fiscal Year pursuant to
Section 8.1(J), for the purpose of reviewing and, if appropriate, revising the financial tests set forth above; provided, that Lender shall be under no obligation to change the financial tests set forth above.


9.   CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will not make any Revolving Loan under Section 2 unless and until each of the following conditions has been and continues to be satisfied or waived in writing by Lender, all in form and substance satisfactory to Lender and its counsel:

     9.1 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

          (A) Copies of all agreements between Wells and Borrower, including any notes, mortgages or other security agreements relating to the Well Indebtedness;

          (B) Copies of all agreements in connection with the Securitization Facility, including the Receivables Purchase
Agreement and the Pooling Agreement.

          (C) Copies of all of Borrower's agreements with financial institutions regarding the collection of receipts from purchases made by customers on credit or charge cards other than Borrower's private label credit card.

          (D) Copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of Loss Payee Endorsement naming Lender as loss payee, and copies of Borrower's liability insurance policies;

          (E) Evidence satisfactory to Lender that Lender has obtained all documents necessary to perfect its Lien upon the Collateral and that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.2(B);

          (F) A copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

          (G) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

          (H) A closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the Closing Date, stating that (i) the representations and warranties set forth in
Section 7 are true and correct on and as of such date,
(ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

          (I) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

          (J) The Other Agreements duly executed and delivered by Borrower;

          (K)  The favorable, written opinion of Munger, Tolles &
Olson, counsel to Borrower, regarding Borrower, the Loan
Documents and the transactions contemplated by this Agreement and any of the other Loan Documents, in form and content reasonably satisfactory to Lender and its counsel;

          (L) Written instructions from Borrower directing the application of proceeds of the initial Revolving Loan made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower reflecting that Borrower has Eligible Inventory in amounts sufficient in value and amount to support the Revolving Loans to be made on the Closing Date and to provide Borrower with excess borrowing availability under the Revolving Loans of not less than $2,000,000 after bringing all accounts payable and accruals to a current position;

          (M)  Duly executed agreement establishing the Dominion
Account and with a financial institution acceptable to Lender for the collection of cash and Accounts; and

          (N) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters, including all documents, instruments, agreements and schedules listed in the schedule of documents attached as Exhibit P hereto (the "Schedule of Documents").

     9.2 Other Conditions. The following conditions have been and shall continue to be satisfied, in the sole discretion of
Lender:

          (A)  No Default or Event of Default shall exist;

          (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

          (C) Since October 30, 1993, except for changes which are reflected on the January 29, 1994 financial statements prepared by management and submitted to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

          (D) Since October 30, 1993 and through the Closing Date, Borrower shall not have (i) made any material change in its accounting methods, (ii) entered into any material commitment or material transaction not contemplated by the terms of this Agreement, including transactions for borrowings and capital expenditures, which are not in the ordinary course of its business or (iii) terminated, modified in a manner materially adverse to Borrower, or been declared in default due to Borrower's breach of, any materially advantageous agreement in effect during such period;

          (E) No action, proceeding, investigation, regulation or legislation against Borrower or any other Person shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents, and Lender shall have completed a review of the status of all litigation or proceedings, the results of such review being satisfactory to Lender and its counsel;

          (F) Lender shall have received such certificates and documents as Lender shall find acceptable, reflecting the Solvent condition of Borrower, after giving effect to the transactions contemplated by this Agreement, including pro-forma balance sheets, forecasted financial statements consisting of balance sheets, income statements and cash flow statements for Borrower covering at least the three year period commencing on the Closing Date, in each case prepared by Borrower, and a fair valuation balance sheet for Borrower showing that Borrower is Solvent;

          (G) Lender shall have received all consents necessary to permit the transactions contemplated by this Agreement to be consummated;

          (H) Lender shall have received confirmation and completed a satisfactory review of all leases relating to, and all premises occupied or used by, Borrower;

          (I) Lender shall have received a description of each Plan of Borrower in existence or committed by Borrower as of the Closing Date, together with confirmation to Lender that each such Plan has been either assumed by Borrower, terminated, or replaced in a manner satisfactory to Lender, and, to the extent each such Plan has been assumed by Borrower, evidence satisfactory to Lender that each such Plan is funded to Lender's satisfaction;

          (J) Lender shall have received copies of labor contracts or employment contracts to which Borrower is a party, and all labor contracts or employment contracts which are necessary to the continuation of the operation of Borrower's business, all of which such contracts shall be in full force and effect as of the Closing Date;

          (K) Lender and its representatives shall have been afforded access, at all reasonable times requested, to Borrower's offices and facilities, to inspect and evaluate the Collateral and Borrower's books and records, and Borrower shall have provided to Lender all financial and other relevant information which Lender may have reasonably requested.

          (L) The Securitization Facility has not expired or been terminated, and no default or event of default with respect to the Securitization Facility, or under any agreements between Borrower and any other Person evidencing or relating to the Securitization Facility has occurred and is continuing.


10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (A) Payment of Obligations. Borrower shall fail to pay any of the Obligations within three (3) Business Days after the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          (B) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

          (C) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant, condition, term, provision, warranty or representation contained in Sections 4.2, 4.3, 4.4, 5.2, 5.4(B), 8.1(A), 8.1(F), 8.1(J),
8.1(O), 8.1(P), 8.2 or 8.3.

          (D) Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any other covenant, condition, term, provision, warranty or representation contained in this Agreement (other than a covenant, condition, term, provision, warranty or representation, a default in the performance or observance of which is dealt with specifically elsewhere in this Section 10.1) and the breach of such other covenant, condition, term, provision, warranty or representation is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

          (E) Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any covenant, condition, term, provision, warranty, representation or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable grace or cure period provided therefor.

          (F) Default Under Security Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any covenant, condition, term, provision, warranty, representation or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable grace or cure period provided therefor.

          (G) Default Under Agreements Evidencing or Related to the Securitization Facility. Any event of default shall occur under, or Borrower or Receivables Corporation shall default in the performance or observance of any covenant, condition, term, provision, warranty, representation or agreement evidencing the Securitization Facility, or under the notes and agreements evidencing or related to the Securitization Facility, and such default shall continue beyond any applicable grace or cure period provided therefor.

          (H) Other Defaults. There shall occur any default or event of default on the part of Borrower (whether due to non-payment or otherwise) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $500,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

          (I) Termination or Nonrenewal of the Securitization Facility. The Securitization Facility is terminated for any reason, or Borrower fails to renew the Securitization Facility or provide Lender, within ninety (90) days prior to the scheduled expiration of the same, with satisfactory evidence that Borrower has obtained a replacement facility (i) on terms that are no less favorable to Borrower or Lender and on terms otherwise acceptable to Lender, (ii) with a replacement lender acceptable to Lender, and (iii) that shall be subject to intercreditor arrangements acceptable to Lender.

          (J) Uninsured Losses; Unauthorized Dispositions. Any loss, theft, damage or destruction of the Collateral not fully covered by insurance (as required by this Agreement and subject to such deductibles as shall be permitted under this Agreement), or any sale, lease or encumbrance of any of the Collateral, or the making of any levy, seizure, or attachment of the Collateral or thereon, except in all cases as may be specifically permitted by other provisions of this Agreement.

          (K) Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower.

          (L) Insolvency, etc. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (and, if such petition is filed against Borrower, the continuation of such proceeding for more than thirty (30) days), or Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

          (M) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

          (N) Employment of Key Employees. Stephen J. Furst or Alan A. Weinstein for any reason ceases to remain engaged in the actual management of Borrower and a replacement reasonably satisfactory to Lender is not appointed within ninety (90) days.

          (O) ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

          (P) Litigation. Borrower or any Affiliate of either, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

          (Q) Criminal Forfeiture. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, and either a forfeiture proceeding has been commenced as a result thereof or Lender reasonably believes that a forfeiture proceeding is likely to be commenced as a result thereof.

          (R) Judgments. Any money judgment in excess of $250,000, writ of attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien.

          (S)  Long Term Financing Transaction. The Long Term
Financing Transaction shall not have been consummated within ninety (90) days after the Closing Date.

          (T)  Variable Base Certificates.  The Variable Base
Certificates shall not have been placed within ninety (90) days after the Closing Date.

     10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.4 or any other section, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement, or any of the other Loan Documents or otherwise, shall, at the option of Lender, or in the case of an Event of Default caused by an appointment, assignment or filing of the type described in Section 10.1(L) immediately upon the occurrence thereof, and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

     10.3 Remedies. Upon or at any time after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

          (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

          (B) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

          (C) The right to sell or otherwise dispose of all or any Collateral in its then condition or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that five (5) days written notice to Borrower of any public or private sale or other disposition of the Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

          (D) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

          (E) The proceeds realized from the sale of any Collateral may be applied by Lender upon receipt of available funds first to the reasonable costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

          (F)  With respect to the face amount of all
LC Guaranties and Letters of Credit issued by Lender or its Affiliates and then outstanding, Lender may, at its option, require Borrower to deposit with Lender funds equal to such face amount, and if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

     10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Revolving Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.


11.  MISCELLANEOUS

     11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

          (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

          (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     11.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwith-standing any contrary provision of this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, any of the other Loan Documents or any of the Obligations, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment.

     11.4 Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender uses its in-house legal coordinator for documentation, closing coordination or other paralegal type services, or Lender or any Participating Lender employs counsel for advice or other representation, or incurs legal or consulting expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; or (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;
(C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (D) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or (E) any attempt to inspect, appraise, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the allocated charges of Lender's in-house legal coordinator and the attorneys' fees and consultants' arising from such services and all expenses, costs, charges and other fees of such counsel or consultant or of Lender or relating to any of the events or actions described in this Section 11.4 shall be payable, on demand, by Borrower to Lender or to such Participating Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or consulting services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted Federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

     11.5 Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

     11.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Section 11.3.

     11.8 Cumulative Effects; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.4 and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     11.10 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, by overnight delivery service providing evidence of receipt, by personal delivery against receipt, or by facsimile transmission with receipt confirmed, and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt, or, in the case of certified or registered mail, three
(3) Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of overnight delivery service, one (1) Business Day after deposit with the overnight carrier, or, in the case of facsimile transmission, when sent with receipt confirmed, addressed as follows:

          (A)  If to Lender:

               Barclays Business Credit, Inc.
               1999 Harrison Street, Suite 1450
               Oakland, California 94612-3508
               Attention:  Mr. Melvin L. Robbins
               FAX NO.:  (510) 763-4924

               With a copy to:

               Murphy, Weir & Butler
               101 California Street, 39th Floor
               San Francisco, California 94111
               Attention:  Dick M. Okada, Esq.
               FAX NO.:  (415) 421-7879

          (B)  If to Borrower:

               Gottschalks Inc.
               7 River Park Place East
               Fresno, California 93720
               Attention:  Mr. Alan A. Weinstein
               FAX NO.:  (209) 434-4804

               With a copy to:

               Munger, Tolles & Olson
               355 South Grand Avenue, 35th Floor
               Los Angeles, California 90071
               Attention:  John B. Frank, Esq.
               FAX NO:  (213) 687-3702

or to such other address or facsimile transmission number as each party may designate for itself by like notice given in accordance with this Section 11.10; provided, that any notice, request or demand to or upon Lender pursuant to Sections 2.3 or 3.3 shall not be effective until received by Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party. Failure or delay in delivering copies of any notice, request or demand to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, request or demand.

     11.11 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     11.12 Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

     11.13 Publicity. Borrower consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     11.14 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     11.15 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     11.16 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

     11.17 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES CALIFORNIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURTS OF SAN FRANCISCO AND ALAMEDA COUNTY, CALIFORNIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, SHALL EACH HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     11.18 WAIVERS BY BORROWER. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD;
(iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (vi) NOTICE OF ACCEPTANCE HEREOF.

          BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          IN WITNESS WHEREOF, this Agreement has been duly executed in Los Angeles, California on the day and year specified at the beginning hereof.

                              ("Borrower")

                              GOTTSCHALKS INC.


                              By:____________________________


                              Title:__________________________



                              ("Lender")

                              BARCLAYS BUSINESS CREDIT, INC.


                              By:_____________________________
                                   Melvin L. Robbins
                                   Senior Vice President